 Exhibit 10.3

PROMISSORY NOTE
(this “Note”)

Borrower:	Petrai Acquisition Inc. of 5 West 21st Street New York, NY 10010 (the “Borrower”)

Lender:	Petra Investment Holdings LLC of 5 West 21st Street New York, NY 10010 (the “Lender”)

Principal Amount:      $150,000.00 USD

1.	FOR VALUE RECEIVED, The Borrower promises to pay to the Lender at such address as may be provided in writing to the Borrower, the principal sum of $150,000.00 USD, without interest payable on the unpaid principal.

2.	This Note is repayable within 15 day(s) of the Lender providing the Borrower with written notice of demand or December 31, 2021 whichever comes first.

3.	The Borrower shall be liable for all costs, expenses and expenditures incurred including, without limitation, the complete legal costs of the Lender incurred by enforcing this Note as a result of any default by the Borrower and such costs will be added to the principal then outstanding and shall be due and payable by the Borrower to the Lender immediately upon demand of the Lender.

4.	If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

5.	This Note will be construed in accordance with and governed by the laws of the State of New York.

6.	This Note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and the Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF the parties have duly affixed their signatures under seal

SIGNED, SEALED, AND DELIVERED
this 4th day of June, 2020.	Petra Acquisition Inc.

Per: /s/ Andreas Typaldos
Andreas Typaldos

SIGNED, SEALED, AND DELIVERED
this 4th day of June, 2020.	Petra Investments Holdings LLC

Per: /s/ Andreas Typaldos
Andreas Typaldos, as Manager/Member